KEELEY FUNDS, INC.
SECOND AMENDMENT TO THE FUND ADMINISTRATION SERVICING AGREEMENT

     THIS SECOND AMENDMENT is dated as of the 21st day of December, 2007 to the Fund Administration Servicing Agreement, dated October 1, 2006, as amended on March 1, 2007 and August 15, 2007 (the “Agreement”) is entered into by and between KEELEY FUNDS, INC., a Maryland corporation (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, effective December 31, 2007, the Keeley Small Cap Value Fund, Inc. is being merged into Keeley Small Cap Value Fund, a newly designated series of Keeley Funds, Inc.; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KEELEY FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ John L. Keeley, Jr.	By:	/s/ Michael R. McVoy

Name: John L. Keeley, Jr.		Name: Michael R. McVoy

Title: President		Title: Executive Vice President

Exhibit A
to the Keeley Funds, Inc.
Fund Administration Servicing Agreement

Fund Names

Name of Series	Date Added

KEELEY Small Cap Value Fund	Class A Shares - 12/31/07
Class I Shares - 12/31/07
KEELEY Small-Mid Cap Value Fund	Class A Shares - 8/15/07
Class I Shares - 8/15/07
KEELEY Mid Cap Value Fund	Class A Shares - 8/15/05
Class I Shares - 12/31/07
KEELEY All Cap Value Fund	Class A Shares - 6/14/06
Class I Shares - 12/31/07

Exhibit B
to the Keeley Funds, Inc.
Fund Administration Servicing Agreement

Annual Asset-based Fee*
.0300% (3.00 basis points) on the first  $500 million of fund complex assets
.0275% (2.75 basis points) on the next $500 million of fund complex assets
.0225% (2.25 basis points) on the next $500 million of fund complex assets
.0175% (1.75 basis points) on the next $3.5 billion of fund complex assets
.0150% (1.50 basis points) on the next $3 billion of fund complex assets
.0125% (1.25 basis points) on the balance of fund complex assets, provided Keeley Funds, Inc. is actively and exclusively participating in US Bank’s Securities Lending program.  If Keeley Funds, Inc. is not participating, then .0150% (1.50 basis points) will be used on assets $8 billion and over.

Service Fees
Pricing Services
$.15  Domestic and Canadian Equities
$.15  Options
$.50  Corp/Gov/Agency Bonds
$.80  CMO's
$.50  International Equities and Bonds
$.80  Municipal Bonds
$.80  Money Market Instruments
$125 /fund/month - Mutual Fund Security Pricing
$2.00 /equity/month Corporate Actions
$125 /month Manual Security Pricing
Factor Services (BondBuyer)
$1.50 /CMO/month
$.25  /Mortgage Backed/month
$300 /month Minimum Per Fund Group
Fair Value Services (FT Interactive)
$.60 on the first 100 securities per day
$.44 on the balance of securities per day
Advisor Information Source web portal
No Charge

Out-Of-Pocket Expenses – Including, but not limited to: courier & postage, stationery, programming, special reports, projects, and /or programming, board reporting, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention & storage of records, federal & state regulatory filing fees, certain insurance premiums, expenses for board of directors meetings & related travel, audit & legal fees, and conversion expenses.

The addition of funds, classes, master-feeder structures, foreign securities, sub-advisors or multiple advisors, legal administration, SEC 15c reporting, AIS data delivery are subject to additional fees.
Each additional fund – base fee of $48,000 per year
Each additional class – base fee of $24,000 per year
Each additional advisor – base fee of $12,000 per year

*Subject to annual CPI increase, Milwaukee MSA
Fees are billed monthly for a standard three year term.
This fee schedule supersedes all previous drafts.